UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

GOODMAN GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32850	20-1932202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe Suite 500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 861-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Selected Estimated Fourth Quarter 2007 Results

The following is an estimate of the preliminary unaudited financial results of Goodman Global, Inc. (“Goodman” or the “Company”) for the three months ended December 31, 2007. Neither the review of the financial statements for the three months ended December 31, 2007 nor the audit as of and for the year ended December 31, 2007 has been completed, and therefore these results may be subject to adjustment.

The Company expects:

•	Net sales for the three months ended December 31, 2007 to be approximately $424.5 million, compared to $392.4 million for the same period of 2006, estimated to result from

•	An increase in unit volume of approximately 6% due to a maturing dealer and customer base;

•	A higher average selling price due to the increased mix of higher SEER products, and

•	Continued market share gains in replacement and new construction applications;

•

EBITDA for the three months ended December 31, 2007 to be approximately $51.1 million, compared to $48.5 million for the same period of 2006 ($44.3 million after giving hedge accounting treatment to commodities derivatives in 2006), estimated to result from

•	Higher sales and production volumes;

•	Higher margins on new design 13 SEER product platform;

•	Favorable commodity costs; and

•	Strong improvements in factory efficiency and productivity;

•

Net income for the three months ended December 31, 2007 to be approximately $14.7 million, compared to $13.9 million for the same period of 2006 ($11.2 million after giving hedge accounting treatment to commodities derivatives in 2006); and

•	Cash interest expense to be approximately $28.7 million compared to $26.7 million for the same period of 2006.

The Company also estimates that during the fourth quarter:

•

It generated cash from operations of approximately $45.0 million compared to 2006 fourth quarter cash from operations of $54.4 million. 2007 year end inventory is expected to be approximately $9 million lower than at the end of the 2007 third quarter; and

•	It made capital expenditures of approximately $6.1 million for purchases of property plant and equipment, compared to $7.9 million of such purchases in the prior year’s fourth quarter.

Including the quarter’s beginning balance of cash and cash equivalents, Goodman expects to have used approximately $180.0 million to reduce outstanding debt during the fourth quarter of 2007.

Given the preliminary nature of the Company’s estimates, Goodman’s actual net sales, net income, EBITDA, cash interest expense, cash from operations, inventory, capital expenditures, cash employed to reduce debt and 2007 year-end debt levels may be materially different from the Company’s current expectations.

Selected Estimated Full Year 2007 Highlights

Combining Goodman’s September 30, 2007 year-to-date results with the above estimates of the Company’s preliminary unaudited financial results for the three months ended December 31, 2007, the Company’s full year 2007 results compared to the prior year’s results would show:

•	Net sales increased approximately 8%, including a beneficial mix shift and increases in average prices and market share;

•

EBITDA as a percent of net sales of approximately 13.7%, over 200 basis point above the prior year’s 11.6% EBITDA as a percent of net sales (100 basis points above the prior year’s 12.7% Adjusted EBITDA as a percent of net sales);

•	Lower levels of inventory and higher inventory turns; and

•	Reduced debt and reduced leverage.

Selected Estimated and Pro Forma Data

($ in millions)

	Year Ended December 31, 2007 (Estimate)(1)	Year Ended December 31, 2007 (Pro Forma)(2)
Net Sales	1934.0	1794.8
EBITDA	265.0	265.0
Adjusted EBITDA	267.1	267.1
Cash Interest Expense(3)	64.3	133.4
Capital Expenditures	28.2	28.2
Cash and Cash Equivalents	—	25.0
Senior Secured Debt	76.1	900.0
Senior Debt	255.4	900.0
Total Debt	655.4	1400.0

(1)	See “Selected Estimated Fourth Quarter 2007 Results” and “Selected Estimated Full Year 2007 Highlights” for a discussion of certain estimates.
(2)	Gives pro forma effect to the proposed acquisition of Goodman, the related financing transactions, and other related transactions as if they occurred on January 1, 2007.
(3)	At the Company’s election, the new senior subordinated notes to be issued in connection with the acquisition will ear interest at either 13.5% cash interest or 11.0% cash interest/3.0% PIK interest. Pro Forma Cash Interest Expense assumes 11.0% cash interest/3.0% PIK interest.

Non–GAAP Financial Measures

In addition to financial results that are determined in accordance with GAAP, this report also contains EBITDA and adjusted EBITDA, both of which are non–GAAP measures. Management believes that the presentation of these non–GAAP financial measures enables investors to better understand the Company’s underlying operational and financial performance and facilitates comparison of results between periods by eliminating the effects of unusual and non–recurring events that are not part of Goodman’s core operations. These measures should be considered in addition to, not as substitutes for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA is calculated to exclude the income and expenses of one–time and non–recurring events. These include, primarily, stock based compensation, non-recurring Apollo monitoring fees and non-cash asset impairment charges. EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, EBITDA may be used to determine incentive compensation for employees. Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

The supplementary adjustments to EBITDA to derive adjusted EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that these measures be presented differently in filings made with the SEC than as presented in this report, or not be presented at all.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,
	2007 (Estimated)	2006
	(in millions)
Net Income	$14.7	$13.9
Add:
Provision for income taxes	8.9	7.7
Interest expense, net	18.1	18.0
Depreciation and amortization expense	9.3	8.8

EBITDA	$51	$48

Adjustments:
Stock based compensation	1.0	0.7
Adjustment for straight line rents	0.3	—
Other Non-cash items		(2.8)
Net gain on property sale
Unrealized gains on commodity derivative	—	(4.2)

Adjusted EBITDA	$52	$42

	Twelve Months Ended December 31,
	2007 (Estimated)	2006
	(in millions)
Net Income	$101.4	$64.2
Add:
Provision for income taxes	60.1	34.2
Interest expense, net	68.4	77.8
Depreciation and amortization expense	35.1	32.6

EBITDA	$265.0	$208.8

Adjustments:
Monitoring fees	—	0.6
Stock based compensation	3.4	2.7
Adjustment for straight line rents	0.8	—
Other Non-cash charges	1.4	—
Net gain on property sale	(3.5)	(0.3)
IPO-related expenses	—	16.1

Adjusted EBITDA	$267.1	$227.9

The above information is being furnished pursuant to Item 2.02 of Form 8–K. Accordingly, the information in Item 2.02 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

Historical Goodman Market Share

Year	Market Share(1)(2)
1983	2%
1990	6%
1993	13%
2004	17%
2006	19%
2007 (Estimate)	22%

(1)	Source: Appliance Magazine, ARI, GAMA and Goodman estimates
(2)	Market Share is based upon units shipped. Goodman’s served market includes residential and light commercial unitary cooling and gas furnace equipment and components.

Goodman Market Share in Residential HVAC Units Shipped

Period	Market Share(1)(2)
January 1, 2006 through June 30, 2006	18.5%
Fiscal Year 2006	18.9%
January 1, 2007 through June 30, 2007	20.9%
January 1 2007 through November 30, 2007	21.9%

(1)	Source: ARI, GAMA and Goodman estimates
(2)	Market Share is based upon units shipped.

Safe Harbor for Forward–Looking and Cautionary Statements

Certain statements in this report are “forward–looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward–looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward–looking statements. Forward–looking statements also include statements about the following subjects: forecasts, estimates and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally–mandated minimum efficiency standard; the maturation of Goodman’s new company–operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward–looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward–looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets; the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of entering into the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the merger, including the receipt of regulatory approvals; the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transactions; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; risks that the proposed transactions cause the Company’s customers or service providers to terminate or reduce their relationship with the Company; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will need to be obtained for the merger; the impact of the indebtedness that will need to be incurred to finance the consummation of the merger and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10–K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goodman Global, Inc.

Date: January 14, 2008	By:	/s/ Ben D. Campbell
Ben D. Campbell Executive Vice President, Secretary and General Counsel